Exhibit 3.33(a)

CERTIFICATE OF FORMATION

OF

PANAMSAT INTERNATIONAL HOLDINGS, LLC

(filed under and pursuant to Section 18-201 of the Limited Liability Company Act)

The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental therein, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST, The name of the limited liability company is PanAmSat International Holdings, LLC.

SECOND, Pursuant to the requirements contained in Section 18-104 of the Delaware Limited Liability Act, the name of the LLC’s registered agent is National Corporate Research, Ltd. The address of the registered agent is 615 South DuPont Highway, in the city of Dover, County of Kent, Delaware, 19901.

Executed on July 23, 2002.

/s/ James W. Cuminale
Authorized Person
James W. Cuminale